Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-157352) of our report dated March 30, 2009 relating to the consolidated financial statements of Betawave Corporation. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Rowbotham and Company LLP

San Francisco, California
April 24, 2009